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                                                                   Sub-Item 77C

              SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

               INVESCO MUNICIPAL INCOME OPPORTUNITIES TRUST III

An Annual Meeting ("Meeting") of Shareholders of Invesco Municipal Income Opportunities Trust III (the "Fund") was held on July 17, 2012. The Meeting was held for the following purpose:

(1). Elect six Trustees to its Board of Trustees, each of whom will serve for a three-year term or until their successors have been duly elected and qualified.

The results of the voting on the above matter were as follows:

                                               Votes    Votes
                  Matter                        For    Against
                  ------                     --------- -------
                  (1). James T. Bunch....... 7,403,431 269,504
                       Bruce L. Crockett.... 7,414,061 258,874
                       Rodney F. Dammeyer... 7,403,431 269,504
                       Jack M. Fields....... 7,397,778 275,157
                       Martin L. Flanagan... 7,412,978 259,957
                       Carl Frischling...... 7,395,276 277,659

The Meeting was adjourned until August 14, 2012, with respect to the following proposals:

(1). Approval of an Agreement and Plan of Redomestication that provides for the reorganization of the Fund as a Delaware statutory trust.

(2). Approval of an Agreement and Plan of Merger that provides for the Fund to merge with and into Invesco Municipal Income Opportunities Trust.

The results of the voting on the above matters were as follows:

                                                                           Votes    Votes   Votes   Broker
Matters                                                                     For    Against Abstain Non-Votes
-------                                                                  --------- ------- ------- ---------
(1).  Approval of an Agreement and Plan of Redomestication that provides for the reorganization of the Fund as a Delaware
      statutory trust................................................... 3,840,626 183,012 105,471 1,092,641

(2).  Approval of an Agreement and Plan of Merger that provides for the
      Fund to merge with and into Invesco Municipal Income
      Opportunities Trust............................................... 3,780,016 227,652 121,441 1,092,641